Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:
William Kent, Director, Investor Relations
303-991-5070

STORM CAT ENERGY CORPORATION ANNOUNCES
CLOSING OF SERIES A CONVERTIBLE DEBT PLACEMENT

Denver and Calgary — January 31, 2007 — Storm Cat Energy Corporation (AMEX: SCU; TSX: SME) announced today the closing of US$18.54 million of Series A convertible notes, due in 2012, to qualified institutional investors in a private placement pursuant to Regulation D of the Securities Act of 1933, as amended, and exemptions from Canadian prospectus and registration requirements under National Instrument 45-106.  The notes initially will be convertible into 15,841,880 Storm Cat common shares at a price of US$1.17 per share, subject to adjustments in accordance with the terms of the notes.  The Company may force the conversion of the notes at any time after 18 months if Storm Cat’s common shares trade above US$2.05, as may be adjusted, for 20 days within a period of 30 consecutive trading days.

The Company will use the net proceeds from the sale of the Series A notes to partially fund its 2007 US capital expenditure budget requirements, and to repay the remaining US$7.5 million of mezzanine debt that was borrowed in connection with the previously announced Powder River Basin acquisition completed in August 2006.

The Company has entered into a registration rights agreement with the purchasers of the Series A notes pursuant to which it is obligated to file with the U.S. Securities and Exchange Commission a resale registration statement relating to the common shares to be issued upon conversion of the notes.

The above-described securities have not been registered under the Securities Act of 1933 or any state securities laws, and unless so registered may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. This press release is issued pursuant to Rule 135c of the Securities Act of 1933, and does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of the notes or common shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In Canada, the notes and any shares issued on conversion of the notes are subject to a 4-month hold period and may not be traded before May 31, 2007 unless permitted under applicable securities legislation and the rules of the Toronto Stock Exchange.

About Storm Cat Energy

Storm Cat Energy is an independent oil and gas company focused on the pursuit, exploration and development of large unconventional gas reserves from fractured shales, coal beds and tight sand formations. The Company has producing properties in Wyoming’s Powder River Basin, exploitation and development acreage in Canada and Alaska. The Company’s shares trade on the American Stock Exchange under the symbol “SCU” and in Canada on the Toronto Stock Exchange under the symbol “SME.”

Storm Cat Energy Corporation

    J. Scott Zimmerman
    President and Chief Executive Officer

    /s/ J. Scott Zimmerman

Company Contact:
Scott Zimmerman, President and Chief Executive Officer
Paul Wiesner, Chief Financial Officer
Phone: 87-STORMCAT
www.stormcatenergy.com

Forward-looking Statements

This press release contains certain “forward-looking statements”, as defined in the United States Private Securities Litigation Reform Act of 1995 relating to the proposed use of proceeds.  Forward-looking statements are statements that are not historical facts; they are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur. Forward-looking statements are based on the beliefs, estimates and opinions of Storm Cat’s management on the date the statements are made and they involve a number of risks and uncertainties.  Consequently, there can be no assurances that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.  Storm Cat undertakes no obligation to update these forward-looking statements if management’s beliefs, estimates or opinions, or other factors, should change.  Factors that could cause future results to differ materially from those anticipated in these forward-looking statements include, but a change in the use of proceeds, the volatility of natural gas prices, the possibility that exploration efforts will not yield economically recoverable quantities of gas, accidents and other risks associated with gas exploration and development operations, the risk that the Company will encounter unanticipated geological factors, the Company’s need for and ability to obtain additional financing, the possibility that the Company may not be able to secure permitting and other governmental clearances necessary to carry out the Company’s exploration and development plans, and the other risk factors discussed in greater detail in the Company’s various filings on SEDAR (www.sedar.com) with Canadian securities regulators and its filings with the U.S. Securities and Exchange Commission, including the Company’s Form 20-F (as amended) for the fiscal year ended December 31, 2005.

NO STOCK EXCHANGE HAS REVIEWED OR ACCEPTS RESPONSIBILITY
FOR THE ADEQUACY OR ACCURACY OF THIS NEWS RELEASE.